UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2009

Main Street Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-33723	41-2230745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713 350 6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Registrant has extended the expiration date of its exchange offer (the "Offer") to acquire at least a majority of the issued and outstanding limited partner interests ("LP Interests") in Main Street Capital II, LP ("MSC II"), a privately-owned Delaware limited partnership, in exchange for shares of common stock of the Registrant ("Shares"), to 5:00 p.m. Central Standard Time on December 30, 2009, unless further extended. As of November 23, 2009, owners representing approximately 84% of the total dollar-value of LP Interests had elected to exchange pursuant to the Offer. Although the Registrant has satisfied the condition that it receive an election to exchange from greater than a majority of the LP Interests, consummation of the transactions contemplated in the Offer remains subject to final approval of the United States Small Business Administration ("SBA"). Consequently, the Offer is required to be extended until SBA final approval is received and any other outstanding conditions to close are satisfied.

The information disclosed under Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

November 24, 2009	By:	/s/ Rodger A. Stout

Name: Rodger A. Stout
Title: Chief Compliance Officer